UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 10, 2008

(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington

000-13468

91-1069248

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On June 10, 2008, James J. Casey, a director of Expeditors International of Washington, Inc. (the “Company”) since 1984, announced to the Company his intention to retire as such at the end of his current one year term ending at the Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) next May, and that he does not intend to stand for re-election at the Annual Meeting. His decision not to stand for re-election was not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Casey shall remain in office through the date of the Annual Meeting or until his successor is duly elected and qualified. A press release dated June 13, 2008 is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

     (d)     The following items are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press Release dated June 13, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
June 13, 2008	/s/ Amy J. Tangeman Amy J. Tangeman, General Counsel